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                                                                    EXHIBIT 99.1


               STATE AUTO FINANCIAL CONTINUES RECORD PERFORMANCES

o RECORD SECOND QUARTER EARNINGS OF $0.94

o QUARTERLY GAAP COMBINED RATIO OF 85.0

o BOOK VALUE UP 24.8% FROM SECOND QUARTER 2004

CONTACT:
Terrence Bowshier
VP - Director of Investor Relations
(614) 464-5078

COLUMBUS, OHIO -- JULY 26, 2005 -- State Auto Financial Corporation (NASDAQ:
STFC) today reported record second quarter net income of $38.8 million, or $0.94 per diluted share, versus $34.6 million or $0.85 per diluted share for the same period in 2004. Net operating earnings* per diluted share were also a second quarter record, $0.94 versus $0.83 for the same period in 2004.

STFC's GAAP combined ratio for the second quarter of 2005 was 85.0, versus 87.0 for the second quarter of 2004. Catastrophe losses accounted for only 1.2 points of the loss ratio during the second quarter of 2005 compared to 5.1 points for the same period in 2004. STFC's second quarter 2005 revenue was $284.2 million, up from $273.1 million for the same period in 2004.

Revenue for the first six months of 2005 was $570.1 million, up 4.4% from $546.2 million for the same 2004 period. For the first six months of 2005, net income was $79.6 million, or $1.94 per diluted share, compared to $67.0 million or $1.65 per diluted share for the same 2004 period, an increase of 17.6%. The GAAP combined ratio for the first six months of 2005 was 84.8, as compared to 88.3 for the same period in 2004. STFC shareholders' book value per share increased 24.8%, from the second quarter of 2004, to $18.34 per share as of June 30, 2005.

"We are very pleased to announce continued outstanding performance for STFC. The strength of our relationships with our independent agency force is fundamental in allowing us to produce another quarter of record results. While the overall insurance market has become more competitive, we believe our long-term emphasis on sound underwriting, fostering agency loyalty and responsible cost-based pricing continues to set us apart," said STFC Chairman and CEO Bob Moone.

"Although catastrophe losses moderately impacted our second quarter results, they were less severe than during the comparable quarter of 2004. This milder than average weather related loss experience, coupled with a continuation of strong core loss ratios, allowed us to produce these outstanding results," added Moone.

State Auto Financial Corporation, headquartered in Columbus, Ohio, is a regional property and casualty insurance holding company engaged primarily in writing both personal and commercial



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lines of insurance. The company markets its products through more than 22,000 independent insurance agents associated with nearly 3,200 agencies in 26 central and eastern states, excluding New York, New Jersey and the New England states. The company is included in the 2005 Forbes Magazine's Platinum 400 list of the best-managed companies in America and is one of only 314 publicly traded companies to earn the Mergent Award for having increased its dividends for ten or more years in succession. The State Auto Insurance Companies are rated A+ (Superior) by the A.M. Best Company.

------------------------------------
*Net operating earnings, a non-GAAP financial measure which management believes is informative to Company management and investors, differ from GAAP net earnings only by the exclusion of realized capital gains or losses, net of applicable taxes, on investment activity for the periods being reported. For STFC, this amounts to $0.00 for the quarter and $0.04 for 2005 year to date compared to $0.02 and $0.11 for the same periods in 2004.

                                  * * * * * *

STFC has scheduled a conference call with interested investors for Tuesday, July 26, 10:00 a.m. Eastern Time to discuss the company's second quarter 2005 performance. Live and archived broadcasts of the call can be accessed via links on www.STFC.com. A replay of the call can be heard beginning at noon July 26, by calling 1-800-756-6160. Supplemental schedules detailing the company's second quarter 2005 financial, sales and underwriting results are made available on www.STFC.com prior to the conference call.

                                 * * * * * * *

Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in State Auto Financial's Form 10-K and Form 10-Q reports and exhibits to those reports, and include (but are not limited to) legislative changes at both the state and federal level, state and federal regulatory rule making promulgations and adjudications, class action litigation involving the insurance industry and judicial decisions affecting claims, policy coverages and the general costs of doing business, the impact of competition on products and pricing, inflation in the costs of the products and services insurance pays for, product development, geographic spread of risk, weather-related events, and other types of catastrophic events. State Auto Financial undertakes no obligation to update or revise any forward-looking statements.



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                STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (unaudited)


                                                             Three Months Ended                     Six Months Ended
                                                                   June 30                              June 30
($ millions, except per share amounts)                    2005               2004               2005                2004
                                                          ----               ----               ----                ----

Net premiums written                                    $ 274.2            $ 262.4            $ 556.2(1)          $ 515.4

Earned premiums                                           263.7              252.4              526.8               501.1
Net investment income                                      19.3               17.8               38.3                35.3
Net realized gain on investments                            0.0                1.3                2.4                 6.7
Other income                                                1.2                1.6                2.6                 3.1
  Total revenue                                           284.2              273.1              570.1               546.2

Income before federal income taxes                         54.4               49.2              112.2                95.2

Federal income tax expense                                 15.6               14.6               32.6                28.2
Net income                                              $  38.8            $  34.6            $  79.6             $  67.0

Earnings per share:
     - basic                                            $  0.96            $  0.87            $  1.98             $  1.69
     - diluted                                          $  0.94            $  0.85            $  1.94             $  1.65

Earnings per share from operations *:
     - basic                                            $  0.96            $  0.85            $  1.94             $  1.58
     - diluted                                          $  0.94            $  0.83            $  1.90             $  1.54

Weighted average shares outstanding:
     - basic                                               40.3               39.8               40.2                39.7
     - diluted                                             41.0               40.8               40.9                40.7

Book value per share                                    $ 18.34            $ 14.69

Dividends paid per share                                $ 0.045            $ 0.040            $ 0.090             $ 0.080

Total shares outstanding                                   40.4               39.9

GAAP ratios:
     Loss and LAE ratio                                    53.3               57.9               53.0                58.6
     Expense ratio                                         31.7               29.1               31.8                29.7
                                                ----------------   ----------------  -----------------   -----------------
     Combined ratio                                        85.0               87.0               84.8                88.3
                                                ================   ================  =================   =================

* Net income from operations:
Net income                                              $  38.8            $  34.6            $  79.6             $  67.0
Less net realized gains on investments,
  less applicable federal income taxes                      0.0                0.8                1.5                 4.4
                                                ----------------   ----------------  -----------------   -----------------
Net income from operations                              $  38.8            $  33.8            $  78.1             $  62.6
                                                ================   ================  =================   =================

(1) Net premiums written for the six months ended June 30, 2005, includes $23.9 million of unearned premiums transferred to STFC in connection with the addition of Meridian Security Insurance Company and Meridian Citizens Mutual Insurance Company to the State Auto Pool, effective January 1, 2005.